Exhibit 32.1
SECTION 1350 CERTIFICATION
OF CHIEF EXECUTIVE OFFICER
In connection with the report on Form 10-Q for the period ending March 31, 2006 (the “Report”) of Quadriga Superfund, L.P. (the “Fund”) I, Christian Baha, President and Chief Executive Officer of Superfund Capital Management, Inc., the general partner of the Fund, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Christian Baha
Christian Baha
President and Chief Executive Officer
May 11, 2006

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